 Highly Focused, Low Risk, Above Average Growth Bank Holding Company  Investor PresentationOctober, 2015NYSE: CUBI  Member FDIC

 Forward-Looking Statements  This presentation as well as other written or oral communications made from time to time by us, may contain certain forward-looking information within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “target,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals that involve risks and uncertainties. These forward-looking statements are only predictions and estimates regarding future events and circumstances and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. This information is based on various assumptions by us that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include:changes in the external competitive market factors that might impact our results of operations;changes in laws and regulations, including without limitation changes in capital requirements under the federal prompt corrective action regulations;changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events;our ability to identify potential candidates for, and consummate, acquisition or investment transactions;the timing of acquisition or investment transactions;constraints on our ability to consummate an attractive acquisition or investment transaction because of significant competition for these opportunities;the failure of the Bank to complete any or all of the transactions described herein on the terms currently contemplated;local, regional and national economic conditions and events and the impact they may have on us and our customers;ability to attract deposits and other sources of liquidity;changes in the financial performance and/or condition of our borrowers;changes in the level of non-performing and classified assets and charge-offs;changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;inflation, interest rate, securities market and monetary fluctuations;the timely development and acceptance of new banking products and services and perceived overall value of these products and services by users;changes in consumer spending, borrowing and saving habits;technological changes; the ability to increase market share and control expenses;

 Forward-Looking Statements  continued volatility in the credit and equity markets and its effect on the general economy;the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;the businesses of the Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected;material differences in the actual financial results of merger and acquisition activities compared with expectations, such as with respect to the full realization of anticipated cost savings and revenue enhancements within the expected time frame; revenues following any merger being lower than expected;deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees being greater than expected.These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Accordingly, there can be no assurance that actual results will meet expectations or will not be materially lower than the results contemplated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable law.This presentation is for discussion purposes only, and shall not constitute any offer to sell or the solicitation of an offer to buy any security, nor is it intended to give rise to any legal relationship between Customers Bancorp, Inc. (the "Company") and you or any other person, nor is it a recommendation to buy any securities or enter into any transaction with the Company. This presentation also includes certain estimated guidance regarding our fully diluted earnings per share for the year 2015. The guidance consists solely of estimates prepared by management based on currently available information and assumptions of future performance of the company and the general economy.  Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to the guidance and, accordingly, does not express an opinion or any other form of assurance with respect to this data.  Our actual results may differ from the guidance, and any such differences could be material.  Accordingly, undue reliance should not be placed on this information. The factors discussed above should be considered and evaluated with respect to our guidance.

 A $7.6 billion asset business bank serving privately held businesses  A consumer bank start up, set up as a division of Customers Bank, serving millennials, middle income families and underbanked throughout the United States  Member FDIC

Banking Industry Trends……
How Do We Deal with These Issues

Customers Bancorp, Inc.

External Forces

- Role of traditional bank branches changing very rapidly
- Mobile banking fastest growing channel
- Banks of all sizes revisiting their business strategies, revenue generation models and cost structures
- Technology and customer needs, desires and style changing rapidly
- Students, underbanked and middle class paying lion's share of fees to banks

Business Issues

- Slow economic growth
- Low good quality consumer and business loan demand
- Pressure continues on margin. Days of 3.5%-4.0% margin are gone. Banks need to reduce efficiency ratios
- Difficult to attract good talent
- Must be excellent at risk management and compliance
- Shareholders want 10%+ ROE, consistent quality growth and strong risk management infrastructure

Issues facing Us

What is our unique strategy for revenue and profitable growth

How do we attract and retain best talent?

How do we take advantage of technology?

How do we deal with growing compliance burden?

How do we manage our risks better than peers?

How do we lower our efficiency ratios?

Impediments to Growth

- Traditional CRE lending very difficult to do
- Very little consumer loan growth; headwinds for consumer credit quality
- Growth exists only at niche players
- Mortgage banking revenues are extremely volatile
- Pressure to reduce or eliminate Overdraft and other nuisance fees by CFPB
- Regulators principally focus on strength of risk management and compliance and less on profitable growth

Shareholder Expectations

- Start bank and sell at 2 to 3x book no longer an option – what do shareholders of small privately held banks do?
- Equity markets not available to small banks
- Banks need to earn 10% or more ROE if they want to remain independent
- Consistent ROE of 12% or greater and ROA of 1% or greater being rewarded well by market

5

Our Thesis on Current U.S. Banking Environment

Customers Bancorp, Inc.

Credit Improving – Though Banks Face a Number of Operational Headwinds

- **Credit Quality Improving**
- **Quality Asset Generation Remains A Challenge**
  - Banks are starved for interest-earning assets and exploring new asset classes, competing on price and looking into specialty finance business / lending
- **NIM Compression** (1)
  - Low rate environment for the foreseeable future will continue to compress NIM
  - Many institutions wither betting on rates or otherwise taking excessive interest rate risk
  - Industry NIM continues to decline
  - Down over 100 bps since 1995
  - Low interest rate environment, competitive pressures likely to prevent return to historical levels
- **Operational leverage**
  - Expense management is top of mind as banks try to improve efficiency in light of revenue pressure and increased regulatory / compliance costs
  - Regulatory pressure expected to stay robust
- **New Strategies**
  - Yesterday's strategies may not be appropriate tomorrow

Critical to Have a Winning Business Model

Traditional Banks

- Heavy branch based delivery system
- Strong credit quality
- Core deposits
- Dependent on OD fees
- Expense management

BB&T, PNC, M&T Bank, Santander

Fee Income Leaders

- Diversified revenue sources
- Cross sell strength
- Capital efficiency
- Higher profitability / consistent earnings

us bancorp, State Street, Wells Fargo

Relationship & Innovative Banks

- Innovator / disruptor / not branch dependent
- Differentiated / Unique model
- Technology savvy
- Product dominance

Signature Bank, Capital One, First Republic Bank, Texas Capital Bank, Customers Bank

Source: SNL Financial.
[1]Includes data for top 50 U.S. banks by assets.

6

Customers Bank Overview

Customers Bancorp, Inc.

$7.6 bn Business Bank with 21 sales offices with target market from Boston to Philadelphia

Operating in key Mid-Atlantic and Northeast markets

- Greater New York City area (Westchester County, Manhattan and Melville)
- Philadelphia area (Bucks, Berks, Chester, Delaware and Philadelphia Counties in southeastern Pennsylvania and Greater Princeton area in New Jersey)
- Greater Boston area (Boston, Providence and Portsmouth, NH)

"High-touch, supported with high-tech" value proposition

- Very experienced teams using "Single Point of Contact" model
- Provides exceptional customer service supported by state-of-the-art technology support
- Risk based incentive compensation plans supported by P&L statements created by teams

Branches and Loan Production Offices



Portsmouth
Boston
Providence
Manhattan
Melville
Reading
Philadelphia
Customers Bank Branches
Loan Production Offices

7

 Our Competitive Advantage: A Highly Experienced Management Team

Investment Proposition

Customers Bancorp, Inc.

Strong Organic Growth, Well Capitalized, Branch Lite Bank in Attractive Markets

- $7.6 billion asset bank with only 21 sales offices
- Well capitalized at 11.5% total risk based capital (estimated), 7.3% tier 1 leverage, and 6.3% tangible equity to tangible assets
- Target market from Boston to Philadelphia along Interstate 95

Strong Profitability, Growth & Efficient Operations

- Q3 2015 diluted earnings per share up 19% over Q3 2014 with a ROA of .82% and a ROCE of 11.8%
- Q3 2015 net income of $14.3 million up 23% over Q3 2014
- ROA goal of ~1% + and ROE of 12% + within 2 years
- DDA and total deposits compounded annual growth of 83% and 66% respectively since 2009
- Q3 2015 net interest margin was 2.79%
- Operating efficiencies offset tighter margins and generate sustainable profitability
- Q3 2015 efficiency ratio was 54%

Strong Credit Quality & Low Interest Rate Risk

- 0.27% non-performing loans at September 30, 2015
- Total reserves to non-performing loans of 197.0%
- Minimal risk of margin compression from modestly higher short term rates and flatter curve

Attractive Valuation

- Current share price of $26.93 is about 14x estimated 2015 earnings and only 10.8x estimated 2016 earnings
- Price/tangible book only 1.5x estimated for year end 2015 tangible book value
- Peers, by size, trading at ~14x estimated 2016 earnings and between 1.7x to 2.0x tangible book
- September 30, 2015 tangible book value of $17.81, up 103% since July 2010 with a CAGR of 13%

9

 Customers Bank  Executing On Our Unique High Performing Banking Model

 Disciplined Model for Increasing Shareholder Value  Strong organic revenue growth + scalable infrastructure = sustainable double digit EPS = growth and increased shareholder valueA very robust risk management driven business strategyBuild tangible book value per share each quarter via earningsAny book value dilution from any acquisitions must be overcome within 1-2 years; otherwise stick with organic growth strategySuperior execution through proven management team  Disciplined Model for Superior Shareholder Value Creation

Execution Timeline

Customers Bancorp, Inc.

Phase I Acquired Bank Platform	Phase II Built Strong Foundation	Phase III Leveraging Infrastructure	Phase IV Innovation & Execution
▪ We invested in and took control of a $270 million asset Customers Bank (FKA New Century Bank) ▪ Identified existing credit problems, adequately reserved and recapitalized the bank ▪ Actively worked out very extensive loan problems ▪ Recruited experienced management team	▪ Enhanced credit and risk management ▪ Developed infrastructure for organic growth ▪ Built out warehouse lending platform and doubled deposit and loan portfolio ▪ Completed 3 small acquisitions: – ISN Bank (FDIC-assisted) ~ $70 mm –USA Bank (FDIC-assisted) ~ $170 mm –Berkshire Bancorp (Whole bank) ~ $85 mm	▪ Recruited proven lending teams ▪ Built out Commercial and Multi-family lending platforms ▪ De Novo expansion;4-6 sales offices or teams added each year ▪ Continue to show strong loan and deposit growth ▪ Built a "branch lite" high growth Community Bank and model for future growth ▪ Goals to ~12%+ ROE; ~1% ROA adopted	▪ Single Point of Contact Banking model executed – commercial focus ▪ Continued recruitment of experienced teams ▪ Introduce bankmobile – banking of the future for consumers ▪ Continue to show strong loan and deposit growth ▪ ~12%+ ROE; ~1% ROA expected within 2 years ▪ ~$6.5+ billion asset bank by end of 2014 ▪ ~$9 billion asset bank by end of 2017
2009 **Assets: $350M** **Equity: $22M**	**2010-2011** **Assets: $2.1B** **Equity: $148M**	**2012-2013** **Assets: $4.2B** **Equity: $387M**	**Q3 2015** **Assets: $7.6B** **Equity: $538M** **ROCE: 11.8%**

12

Banking Strategy – Customers Bank

Customers Bancorp, Inc.

Business Banking Focus - ~95% of revenues come from business segments

- Loan and deposit business through these well diversified segments:
  - Banking Privately Held Businesses
    - Manufacturing, service, technology, wholesale, equipment financing
    - Private mid size mortgage companies
  - Banking High Net Worth Families
    - New York and regional multi family lending
  - Selected Commercial Real Estate
    - Only 15% of portfolio


Single Point of Contact
Client
Client Makes One Call
Private / Personal Bankers
Concierge Bankers
All Consumer Products
All Business Products
All Non-Credit Products
High Touch / High Tech

13

 Results in: Organic Growth of Deposits with Controlled Costs  Source: Company data.  Total Deposit Growth ($mm)  Average DDA Growth ($mm)  Cost of Deposits  Total Deposits per Branch ($mm)  Customers strategies of single point of contact and recruiting known teams in target markets produce rapid deposit growth with low total cost

 Lending Strategy  High Growth with Strong Credit QualityContinuous recruitment and retention of high quality teamsCentralized credit committee approval for all loansLoans are stress tested for higher rates and a slower economyInsignificant deliquencies on loans originated since new management team took overCreation of solid foundation for future earnings  Source: Company documents.

 NPL  Source: SNL Financial, Company documents. Peer data consists of Northeast and Mid-Atlantic banks and thrifts with assets between $3.0 billion and $8.0 billion. Industry data includes all FDIC insured banks. Peer and Industry data as of June 30, 2015..   Build an Outstanding Loan Quality Portfolio  Charge Offs  Asset Quality Indicators Continue to be Strong

Customers Bancorp, Inc.

C&I & Owner Occupied CRE Banking Strategy

Commercial Loan and Deposit Growth ($mm)


3,000
2,500
2,000
1,500
1,000
500
-
LOAN CAGR: 42%
$508
$928
$187
$1,577
$364
$1,251
$499
$2,119
$1,612
$2,646
$2,549
2010
2011
2012
2013
2014
Q3 2015
Loans
Deposits

Banking Privately Held Business

Private & Commercial Banking

- Target companies with up to $100 million annual revenues
- Very experienced teams
- Four new teams with 14 professionals added year to date, including a new business line Equipment Finance Team
- Single point of contact
- NE, NY, PA & NJ markets
- SBA loans originated by small business relationship managers

Banking Mortgage Companies

- Private banking focused on privately held mortgage companies generally with equity of $5 to $10 million
- Very strong credit quality relationship business with good fee income and deposits
- ~75 strong mortgage companies as clients
- All outstanding loans are variable rate and classified as held for sale
- Non-interest bearing DDA's are about 10% of outstanding loans
- Balances rebounding from 2013 low and expected to stay at this level

Source: Company documents.

17

Multi-Family Banking Strategy

Customers Bancorp, Inc.

Multi-Family Loan and Deposit Growth ($mm)



3,000.0
2,500.0
2,000.0
1,500.0
1,000.0
500.0
-
$71
$362
$1,090
$38
$2,308
$137
$2,451
$138
2010
2011
2012
2013
2014
Q3 2015
Loans
Deposits

Banking High Net Worth Families

- Focus on families that have income producing real estate in their portfolios
- Private banking approach
- Focus Markets: New York & Philadelphia MSAs
- Average Loan Size: $4.0 – $5.0 million
- Remote banking for deposits and other relationship based loans
- Portfolio grown organically from a start up with very experienced teams hired in the past 3 years
- Strong credit quality niche
- Interest rate risk managed actively

Source: Company documents.

18

 Staff Expense Ratio  Build Efficient Operations  Source: SNL Financial, Company documents. Peer data consists of Northeast, and Mid-Atlantic banks and thrifts with assets between $3.0 billion and $8.0 billion. Industry data includes all FDIC insured banks. Peer and Industry data as of June 30, 2015.   Occupancy Expense Ratio  Total Costs as a % of Assets  Total Revenue per Employee ($000s)  Assets per Employee ($mm)

 Deposit, Lending and Efficiency Strategies Results in Disciplined & Profitable Growth  Core Revenue ($mm)   Core Net Income ($mm) (1)  Net Interest Income ($mm)  Strategy execution has produced superior growth in revenues and earnings  Income / Expense Growth ($mm)   Core income is net income before extraordinary items less/plus securities gains and losses and excludes the $6.0 million ($3.9 million after tax) specific reserve for a fraudulent loanCAGR calculated from Dec-09 to September 2015 (annualized).

Our Approach to Developing a Winning Business Model

Customers Bancorp, Inc.

1. Must focus on both “Relationship” or “High Touch” banking combined with “Highly Efficient” or “High Tech”. Strategy should be unique as to not be copied easily
2. Attract and retain best high quality talent. Business Bankers / Relationship Bankers with approximately 15 years+ experience who bring a book of business with them
3. Compensate leaders based upon risk and profitability with both cash and equity
4. Never deviate from following critical success factors
   - Only focus on very strong credit quality niches
   - Have very strong risk management culture
   - Have significantly lower efficiency ratio than peers to deliver sustainable strong profitability and growth with lower margin and lower risk profile
   - Always attract and retain top quality talent
   - Culture of innovation and continuous improvement

21

 Customers Bank  Risk Management

 Elements of an Effective Risk Management Program

 ERM Framework at Customers Bancorp, Inc.  Well Defined ERM Plan – ERM Integration into CAMELS +++++

Customers Bancorp, Inc.

Startling Facts about Banks

- Banks each year charge $32 billion in overdraft fees – that's allowing or creating over 1 billion overdrafts each year….Why??
- Payday lenders charge consumers another $7 billion in fees
- That's more than 3x what America spends on Breast Cancer and Lung Cancer combined
- This is about 50% of all America spends on Food Stamps
- Some of banking industries most profitable consumer customers hate banks
- Another estimated 25% consumers are unbanked or under banked

This should not be happening in America

We hope to start, in a small way, a new revolution to profitably address this problem

26

bankmobile A Division Of Customers Bank

Creating a Virtual Bank for the Future for Consumers

Customers Bancorp, Inc.

- New no fee banking, 25 bps higher interest savings, line of credit, 55,000 ATM's, Personal Banker and more, all in the palm of your hand
- Marketing Strategy
  - Target technology dependent younger consumers; including underserved / underbanked and middle income Americans
  - Capitalize on retaining at least 25% of our ~ one million student customers over a 5 year period
  - Reach middle income markets also through Affinity Banking Groups
  - Revenue generation from debit card interchange and margin from low cost core deposits
  - Durbin Amendment a unique opportunity for Bank Mobile
- Total investment not to exceed about $6.0 million by end of 2015
- Expected to achieve profitability in 2-3 years and above average, franchise value, ROA and ROE within 5 years

27

 Tangible BV per Share  Building Customers to Provide Superior Returns to Investors   Recent Performance Results  Financial Performance Targets  Earnings per Share Guidance / Valuation Multiples

Customers Bancorp, Inc.

Summary

- Strong high performing $7.6 billion bank with significant growth opportunities
- Very experienced management team delivers strong results
  - Ranked #1 overall by Bank Director Magazine in the 2012 and 2013 Growth Leader Rankings
- "High touch, high tech" processes and technologies result in superior growth, returns and efficiencies
- Shareholder value results from the combination of increasing tangible book, ROE and strong and consistent earnings growth
- Attractive risk-reward: growing several times faster than industry average but yet trading at a significant discount to peers
- Building the first real mobile bank in the palm of your hand for consumers in the U.S.

29

Customers Bancorp, Inc.

Contacts

Company:

Robert Wahlman, CFO
Tel: 610-743-8074
rwahlman@customersbank.com
www.customersbank.com

Jay Sidhu
Chairman & CEO
Tel: 610-301-6476
jsidhu@customersbank.com
www.customersbank.com

30

 Appendix

Income Statement

Customers Bancorp, Inc.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED - UNAUDITED

(Dollars in thousands, except per share data)

	Q3 2015	Q2 2015	Q3 2014
Interest income:			
Loans receivable, including fees	$ 46,291	$ 42,801	$ 39,640
Loans held for sale	14,006	13,522	8,503
Investment securities	2,283	2,253	2,361
Other	1,156	1,107	794
Total interest income	63,736	59,683	51,298
Interest expense:			
Deposits	9,022	8,145	6,179
Other borrowings	1,539	1,496	1,494
FHLB advances	1,556	1,799	1,711
Subordinated debt	1,685	1,685	1,700
Total interest expense	13,802	13,125	11,084
Net interest income	49,934	46,558	40,214
Provision for loan losses	2,094	9,335	5,035
Net interest income after provision for loan losses	47,840	37,223	35,179
Non-interest income:			
Mortgage warehouse transactional fees	2,792	2,799	2,154
Gain on sale of loans	1,131	827	695
Bank-owned life insurance	1,177	1,169	976
Deposit fees	265	247	192
Mortgage loans and banking income	167	287	212
Gain (loss) on sale of investment securities	(16)	(69)	—
Other	655	1,133	873
Total non-interest income	6,171	6,393	5,102
Non-interest expense:			
Salaries and employee benefits	14,981	14,448	12,070
FDIC assessments, taxes, and regulatory fees	3,222	995	3,320
Professional services	2,673	2,792	1,671
Technology, communication and bank operations	2,422	2,838	2,297
Occupancy	2,169	2,199	2,119
Other real estate owned expense (income)	1,722	(580)	603
Advertising and promotion	330	429	261
Loan workout expense (income)	285	(13)	388
Other	2,503	2,552	1,950
Total non-interest expense	30,307	25,660	24,679
Income before tax expense	23,704	17,956	15,602
Income tax expense	8,415	6,400	3,940
Net income	15,289	11,556	11,662
Preferred stock dividend	980	507	—
Net income available to common shareholders	$ 14,309	$ 11,049	$ 11,662
Basic earnings per common share	$ 0.53	$ 0.41	$ 0.44
Diluted earnings per common share	$ 0.50	$ 0.39	$ 0.42

32

 Income Statement  CUSTOMERS BANCORP, INC. AND SUBSIDIARIES                CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED - UNAUDITED                (Dollars in thousands, except per share data)                   September 30,         September 30,         2015         2014      Interest income:                   Loans receivable, including fees  $  132,185        $  103,216     Loans held for sale  38,428          20,301       Investment securities  6,899          7,944       Other  4,625          1,805       Total interest income  182,137          133,266                           Interest expense:                   Deposits  24,693          17,321       Other borrowings  4,523          3,834       FHLB advances  5,044          3,348       Subordinated debt  5,055          1,826       Total interest expense  39,315          26,329       Net interest income  142,822          106,937       Provision for loan losses  14,393          12,288       Net interest income after provision for loan losses  128,429          94,649                           Non-interest income:                   Mortgage warehouse transactional fees  7,864          6,128       Bank-owned life insurance  3,407          2,646       Gain on sale of loans  3,189          1,266       Deposit fees  691          618       Mortgage loans and banking income  605          2,175       Gain (loss) on sale of investment securities  (85)     3,191       Other  2,626          3,298       Total non-interest income  18,297          19,322                           Non-interest expense:                   Salaries and employee benefits  43,381          33,012       FDIC assessments, taxes, and regulatory fees  7,495          8,529       Professional services  7,378          5,834       Technology, communications and bank operations  7,791          6,767       Occupancy  6,469          6,061       Other real estate owned  2,026          1,845       Advertising and promotion  1,106          1,104       Loan workout  541          1,306       Other  7,245          6,592       Total non-interest expense  83,432          71,050       Income before tax expense  63,294          42,921       Income tax expense  22,497          12,885       Net income  40,797          30,036       Preferred stock dividend  1,487          —       Net income available to common shareholders  $  39,310        $  30,036                          Basic earnings per common share  $  1.47        $  1.12      Diluted earnings per common share  $  1.37        $  1.08

Balance Sheet

Customers Bancorp, Inc.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET - UNAUDITED

(Dollars in thousands)

	September 30, 2015	December 31, 2014	September 30, 2014
ASSETS			
Cash and due from banks	$ 80,475	$ 62,746	$ 89,728
Interest-earning deposits	302,924	308,277	241,578
Cash and cash equivalents	383,399	371,023	331,306
Investment securities available for sale, at fair value	418,945	416,685	409,303
Loans held for sale	1,730,002	1,435,459	1,395,720
Loans receivable	4,769,102	4,312,173	4,110,135
Allowance for loan losses	(33,823)	(30,932)	(31,083)
Total loans receivable, net of allowance for loan losses	4,735,279	4,281,241	4,079,052
FHLB, Federal Reserve Bank, and other restricted stock	63,514	82,002	81,772
Accrued interest receivable	16,512	15,205	13,744
FDIC loss sharing receivable	202	2,320	5,995
Bank premises and equipment, net	11,567	10,810	11,147
Bank-owned life insurance	156,909	138,676	137,575
Other real estate owned	8,433	15,371	17,755
Goodwill and other intangibles	3,654	3,664	3,667
Other assets	71,055	52,914	45,399
Total assets	$ 7,599,471	$ 6,825,370	$ 6,532,435
LIABILITIES AND SHAREHOLDERS' EQUITY			
Demand, non-interest bearing	$ 777,478	$ 546,436	$ 697,415
Interest-bearing deposits	5,007,716	3,986,102	3,586,725
Total deposits	5,785,194	4,532,538	4,284,140
Federal funds purchased	50,000	—	—
FHLB advances	985,900	1,618,000	1,594,500
Other borrowings	88,250	88,250	88,250
Subordinated debt	110,000	110,000	112,000
Accrued interest payable and other liabilities	42,149	33,437	27,746
Total liabilities	7,061,493	6,382,225	6,106,636
Preferred stock	55,569	—	—
Common stock	27,413	27,278	27,267
Additional paid in capital	360,903	355,822	354,561
Retained earnings	107,731	68,421	55,245
Accumulated other comprehensive loss	(5,405)	(122)	(3,020)
Treasury stock, at cost	(8,233)	(8,254)	(8,254)
Total shareholders' equity	537,978	443,145	425,799
Total liabilities & shareholders' equity	$ 7,599,471	$ 6,825,370	$ 6,532,435

34

 Net Interest Margin  CUSTOMERS BANCORP, INC. AND SUBSIDIARIES                    AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)                    (Dollars in thousands)                         Three Months Ended September 30,                     2015           2014           Average Balance      Average yield or cost (%)     Average Balance      Average yield or cost (%)  Assets                         Interest earning deposits  $  312,286     0.26     $  244,013     0.25  Investment securities  377,157       2.42     421,213       2.24  Loans held for sale  1,720,863       3.23     1,014,068       3.33  Loans receivable  4,648,986       3.95     3,977,407       3.96  Other interest-earning assets  67,299       5.62     83,313       3.05  Total interest earning assets  7,126,591       3.55     5,740,014       3.55  Non-interest earning assets  260,659             238,223          Total assets  $  7,387,250           $  5,978,237                                  Liabilities                         Total interest bearing deposits (1)  $  4,938,317     0.72     $  3,268,502     0.75  Borrowings  1,218,242       1.56     1,674,576       1.17  Total interest bearing liabilities  6,156,559       0.89     4,943,078       0.89  Non-interest bearing deposits (1)  675,455             596,497          Total deposits & borrowings  6,832,014       0.80     5,539,575       0.79  Other non-interest bearing liabilities  19,998             16,596          Total liabilities  6,852,012             5,556,171          Shareholders' equity  535,238             422,066          Total liabilities and shareholders' equity  $  7,387,250           $  5,978,237                                  Net interest margin         2.78            2.78  Net interest margin tax equivalent         2.79            2.79                            (1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.64% and 0.63% for the three months ended September 30, 2015 and 2014, respectively.

 Net Interest Margin  CUSTOMERS BANCORP, INC. AND SUBSIDIARIES                    AVERAGE BALANCE SHEET / NET INTEREST MARGIN (UNAUDITED)                    (Dollars in thousands)                         Nine Months Ended September 30,                     2015           2014           Average Balance      Average yield or cost (%)     Average Balance      Average yield or cost (%)  Assets                         Interest earning deposits  $  295,485     0.26     $  214,215     0.25  Investment securities  389,253       2.36     461,708       2.29  Loans held for sale  1,594,942       3.22     787,509       3.45  Loans receivable  4,472,704       3.95     3,458,930       3.99  Other interest-earning assets  73,368       7.40     61,961       3.03  Total interest earning assets  6,825,752       3.57     4,984,323       3.57  Non-interest earning assets  268,799             220,389          Total assets  $  7,094,551           $  5,204,712                                  Liabilities                         Total interest bearing deposits (1)  $  4,489,241     0.74     $  3,028,465     0.76  Borrowings  1,399,478       1.40     1,136,675       1.06  Total interest-bearing liabilities  5,888,719       0.89     4,165,140       0.84  Non-interest-bearing deposits (1)  684,466             615,956          Total deposits & borrowings  6,573,185       0.80     4,781,096       0.74  Other non-interest bearing liabilities  26,025             14,963          Total liabilities  6,599,210             4,796,059          Shareholders' equity  495,341             408,653          Total liabilities and shareholders' equity  $  7,094,551           $  5,204,712                                  Net interest margin         2.80            2.87  Net interest margin tax equivalent         2.80            2.88                            (1) Total costs of deposits (including interest bearing and non-interest bearing) were 0.63% and 0.64% for the nine months ended September 30, 2015 and 2014, respectively.

Asset Quality

Customers Bancorp, Inc.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES

Asset Quality as of September 30, 2015 (Unaudited)

(Dollars in thousands)

Loan Type	Total Loans	Non Accrual /NPLs	Other Real Estate Owned	Non Performing Assets (NPAs)	Allowance for loan losses	Cash Reserve	Total Credit Reserves	NPLs / Total Loans	Total Reserves to Total NPLs
New Century Originated Loans									
Legacy	$ 43,084	$ 1,608	$ 2,811	$ 4,419	$ 1,219	$ —	$ 1,219	3.73 %	75.81 %
Troubled debt restructurings (TDRs)	2,094	931	—	931	59	—	59	44.46 %	6.34 %
Total New Century Originated Loans	**45,178**	**2,539**	**2,811**	**5,350**	**1,278**	—	**1,278**	**5.62 %**	**50.33 %**
Originated Loans									
Multi-Family	2,399,387	—	—	—	9,206	—	9,206	— %	— %
Commercial & Industrial (1)	844,814	6,283	151	6,434	10,187	—	10,187	0.74 %	162.14 %
Commercial Real Estate- Non-Owner Occupied	860,225	3,947	—	3,947	3,521	—	3,521	0.46 %	89.21 %
Residential	109,730	8	—	8	1,876	—	1,876	0.01 %	23,450.00 %
Construction	89,382	—	—	—	1,106	—	1,106	— %	— %
Other Consumer	152	—	—	—	8	—	8	— %	— %
TDRs	540	—	—	—	5	—	5	— %	— %
Total Originated Loans	**4,304,230**	**10,238**	**151**	**10,389**	**25,909**	—	**25,909**	**0.24 %**	**253.07 %**
Acquired Loans									
Covered	12,702	1,187	516	1,703	112	—	112	9.34 %	9.44 %
Non-Covered	353,723	1,126	4,955	6,081	482	1,209	1,691	0.32 %	150.18 %
TDRs Covered	522	—	—	—	—	—	—	— %	— %
TDRs Non-Covered	7,498	2,692	—	2,692	—	—	—	35.90 %	— %
Total Acquired Loans	**374,445**	**5,005**	**5,471**	**10,476**	**594**	**1,209**	**1,803**	**1.34 %**	**36.02 %**
Acquired Purchased Credit-impaired Loans									
Covered	626	—	—	—	284	—	284	— %	— %
Non-Covered	44,100	—	—	—	5,758	—	5,758	— %	— %
Total Acquired Purchased Credit-impaired Loans	**44,726**	—	—	—	**6,042**	—	**6,042**	— %	— %
Deferred Origination Fees/Unamortized Premium/Discounts, net	**523**	—	—	—	—	—	—	— %	— %
Total Loans Held for Investment	**4,769,102**	**17,782**	**8,433**	**26,215**	**33,823**	**1,209**	**35,032**	**0.37 %**	**197.01 %**
Total Loans Held for Sale	**1,730,002**	—	—	—	—	—	—	— %	— %
Total Portfolio	**$ 6,499,104**	**$ 17,782**	**$ 8,433**	**$ 26,215**	**$ 33,823**	**$ 1,209**	**$ 35,032**	**0.27 %**	**197.01 %**

(1) Commercial & industrial loans, including owner occupied commercial real estate.

37